As filed with the Securities and Exchange Commission on December 24, 1997
                            Registration No.333-39177

                     U.S. Securities and Exchange Commission
                                Washington, D.C.

                               AMENDMENT NO. 1 to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MILLENNIA ENTERTAINMENT, INC.
      (Exact name of small business registrant as specified in its charter)

         Texas                           7822                     75-2691537
   (State or jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization) Classification Code Number)  Identification No.)


                 16910 Dallas Parkway, Suite 100, Dallas, Texas
                       75248, (972) 248-1922 (Address and
                     telephone number of principal executive
                                    offices)

 Kevin B. Halter, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 (972) 248-1922
            (name, address and telephone number of agent for service)


                                   Copies to:
                             Richard Braucher, Esq.
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248
                                 (972) 248-1922

    Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


Title of each  class         Amount to be                Proposed maximum offering    Proposed maximum aggregate  Registration fee
of securities to be          registered (1)              price per share (1)          offering price (1)
registered

COMMON STOCK                 570,000 shares                    $0.10                    $57,000                     $177.80


Note: (1)  Estimated solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PRELIMINARY PROSPECTUS
                             (subject to completion)

                          MILLENNIA ENTERTAINMENT, INC.


                  570,000 SHARES OF COMMON STOCK (no par value)


This Prospectus is being furnished by Millennia, Inc., a Delaware corporation whose stock is listed on the American Stock Exchange, (the "Parent") in connection with the distribution as a stock dividend (the "Distribution") of 570,000 shares of the Common Stock of Millennia Entertainment, Inc. (the "Company") to the Parent's shareholders who are shareholders of record on January __, 1998 (the "Record Date"). Based on the fact that there are currently 2,275,635 shares of the common stock of the Parent issued and outstanding, each shareholder of the Parent will receive one share of the Common Stock for each four shares of Millennia Inc owned on the record date. The Distribution will result in approximately 5 % of the issued and outstanding Common Stock of the Company being distributed to the holders of the Parent's common stock on a prorata basis. Neither the Company nor Millennia, Inc. will receive any of the proceeds from the Distribution.

There is no current public market for the Common Stock. The Company expects that the Common Stock will be traded on the over-the-counter market maintained by members of the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") after this Registration Statement is declared effective.


AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             Price to Public (1)      Proceeds to the Company(2)

Per Share ....................   $ 0.10                             None
Total ........................   $57,000                            None

(1) Estimated in accordance with Rule 457.

(2) All expenses (estimated to be approximately $10,000) associated with this offering will be paid by the Company.


                The date of this Prospectus is January ___, 1998.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate," "believe," "estimate," "expect, " and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

PROSPECTUS SUMMARY

The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus, which should be read in its entirety.


Distributing Company

          Millennia, Inc. (the "Parent"), a Delaware corporation whose stock is listed on the American Stock Exchange, is a diversified management company engaged, through its subsidiaries and/or investee companies, in the assembly and sales of industrial metal doors, investing in ownership interests in oil and natural gas properties, and as an originator and distributor of home video tape programs.



Distributed Company

          Millennia Entertainment, Inc. (the "Company") is a Texas corporation which is a wholly-owned subsidiary of the Parent. The Company is a start-up operation which is primarily a distributor of general entertainment videos on a contract basis to resellers. The Company obtains the appropriate duplication and distribution rights to various titles selected by its customers and contracts with third parties to duplicate the requested titles. See "Business."

Shares to be Distributed

          570,000 shares of the Company's Common Stock. No fractional shares will be distributed. The shares to be distributed constitute approximately 5% of the issued and outstanding shares of Common Stock of the Company.

Distribution  Ratio

          Each shareholder of the Parent will receive one share of the Common Stock of the Company for every four shares of the Parent's common stock held on the Record Date. This ratio was selected in order to achieve the Parent's goal of distributing approximately 5% of its ownership position in the Company to its shareholders as a dividend.

Fractional  Share Interests

          No fraction of a share of Common Stock will be issued as a result of the Distribution. All fractional shares which would otherwise be issuable as a result of the Distribution will be rounded up to the nearest whole share and the shareholder will be issued one full share in lieu thereof. See "The Distribution -- Manner of Effecting the Distribution."

Trading  Market

          OTC Bulletin Board (Registrant will apply as soon as this Registration Statement is effective.)

Distribution  Agent
and Mailing Date

          Securities Transfer Corporation, Dallas, Texas. The Distribution Agent will mail share certificates commencing about ten days after the effective date of this Registration Statement.

Record Date

          January __, 1998 (a date to be determined after this Registration Statement is effective)


Tax   Consequences

          Shareholders of the Parent will be considered to have received a taxable distribution equal to the market value of the Company's shares received. See "The Distribution -- Federal Income Tax Consequences of the Distribution.

Risk  Factors

          See "Risk Factors"

THE  COMPANY

Millennia Entertainment, Inc., a Texas corporation (the "Company"), is a start-up operation, having started business in February of 1997. The Company's primary business is to seek out wholesale buyers of video tape programming, to obtain the rights to duplicate the programming and to outsource the duplication of the video tape programming and printing. The Company's executive office is located at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 and its telephone number is (972) 248-1922.


RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK.


LACK OF PROFITABILITY AND LACK OF OPERATING HISTORY

The Company has been in business since February 20, 1997 and has a year-end of June 30. The Company has incurred net losses for Fiscal 1998 through September 30, 1997 of $ 11,791. As of September 30,1997 the Company has a working capital deficit of $59,754 and negative shareholder's equity of $45,756. The Parent had advanced $27,500 to the Company for working capital as of the same date. These advances are noninterest bearing and are payable on demand.

The Company's operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of operating history and the inability to obtain capital from non-related parties. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of a new business. There can be no assurance that future operations of the Company will be profitable . Future revenues and profits, if any, will depend upon numerous factors, many of which are beyond the control of the Company's management including general economic conditions and the nature and speed of technological development relating to video tapes and possible future competing devices and services.

ECONOMIC AND INDUSTRY CONDITIONS; RAPIDLY CHANGING TECHNOLOGY- MATURED MARKET

Demand for the Company's services is affected by economic conditions, including consumer behavior and consumer confidence, and particularly the level of personal discretionary spending. Sales are not limited to any geographic market since orders are received by telephone, telefax and over the internet. Demand for the Company's products is likely to fluctuate as a consequence of changes in the economy (when people feel more affluent they tend to increase discretionary spending for entertainment and related products and services), future trends in the usage of video tapes for business and educational purposes, as well as the development of competing products which may be more technologically advanced or more appealing to users such as DVDs. Technology is rapidly advancing and may adversely affect the Company's business as now conducted for some commentators believe that the videotape industry is a mature market with limited capacity to expand. The Company is aware that research and development are being conducted with regard to competing products which the public may ultimately find more appealing, if more costly, than videotapes. The Company anticipates that its sales and future profitability will depend upon its ability to adjust to such new technology and they are likely to fluctuate from time to time as a result of the factors mentioned. See "Business."

COMPETITION

There are numerous competitors in the Company's industry, many of whom are larger, have a record of profitable operation, and have greater financial, technical and human resources. Such companies may develop products or services that may be viewed as more effective than the Company's products and services and they may be more successful in marketing their products and services. This industry is competitive with respect to both price and service. While the Company has had some success in obtaining the rights to duplicate programming from many sources, there can be no assurance that it will be able to expand these sources significantly or, if so, how quickly. No assurance can be given that the Company will be able to compete successfully.

DEPENDENCE ON KEY PERSONNEL; CONTROL BY PARENT

The Company's future success will depend in large part upon the continued services of its President, Mr. Jim Weinberg, who currently is the only employee of the Company. The Company does not have an employment contract with Mr. Weinberg and it does not maintain key-man insurance on his life. Given the Company's limited operating history, the Company's success will also be dependent upon its ability to attract and retain qualified personnel to develop and expand its operations. No assurance can be given that the Company will be able to retain its current sales manager and that it will be able to obtain the services of the personnel necessary for the Company's growth and success.

The Company, after the distribution of the stock dividend contemplated herein, will be owned 95% by the Parent. Accordingly, the Parent will determine the composition of the Company's Board of Directors and thereby direct the affairs of the Company. This fact may affect the Company's future growth and development, as well as the marketability and price of its stock.

PENNY STOCK REGULATIONS - RESTRICTIONS ON MARKETABILITY

The Securities and Exchange Commission ( the "Commission") has adopted regulations which generally define"penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealers must make a special suitability determination for the purchaser and receive the purchaser's written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities in the secondary market. Accordingly, market makers may be less inclined to participate in marketing the Company's Common Stock, which may have an adverse impact on the liquidity of the Common Stock.

LACK OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

Prior to this Offering, there has been no public market for the Company's common stock. There can be no assurance that an active public market will develop for the Common Stock, or if its develops that there will be trading volume sufficient to provide any liquidity for the Company's stock. The Company believes that such factors as quarterly variations in the Company's financial results, announcements regarding operations of the Company and developments affecting the Company, its market or products and services could cause significant fluctuation in the market price of the Common Stock. In addition, the stock market in general has recently experienced price and volume fluctuations which appear to be unrelated to the operating performance of individual companies. Broad market fluctuations may adversely affect the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE AS A RESULT OF THIS DISTRIBUTION

The shares of Common Stock owned by the parent are deemed "restricted securities" under the Securities Act of 1933, as amended, and in the future may be sold under Rule 144 which provides, in essence, that a person holding restricted securities for a period of at least one year may sell every three months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of :(a) one percent (1%) of the Company's issued and outstanding Common Stock ; or (b) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale.

Prior to this distribution the shares covered by this distribution were not for sale. Upon the effectiveness of this Registration Statement all 570,000 shares will be freely tradeable. No prediction can be made as to the effect, if any, that sales of Common Stock or the availability of such shares for sale will have on the market price. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock .

COMPANY'S LACK OF ANY NET LOSS CARRYFORWARDS

Because the Company is a component of the consolidated tax returns of its Parent, it has no separate net operating loss carryforwards available to offset future taxable income. In the event that the Company becomes ineligible to be included in the consolidated tax returns of its Parent, the Company may have to pay federal income taxes on virtually all of its future taxable income, if any, without reduction for the losses which may have occurred prior to that time.

ANTI-TAKEOVER PROVISIONS

The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of Common Stock. After the completion of the Distribution, there will be 11,400,000 shares of Common Stock issued and outstanding. The Company's Board of Directors has the legal authority to issue the remaining unissued authorized shares , without shareholder approval, for any purpose deemed to be in the best interest of the Company. This authority could impede any merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to acquire control of the Company. Shares could be issued to deter or delay a takeover or other change of control of the Company. See "Description of Common Stock."

                              PLAN OF DISTRIBUTION


Reasons for the Distribution

The Board of Directors of Millennia, Inc. has determined that it is in the best interest of that company and its shareholders to make the distribution in the manner described herein. The Parent is a diversified management company engaged, through its subsidiaries, in various unrelated businesses. The Distribution will result in the Company being a separate publicly held company. The Parent's Board of Directors believes that the Distribution will allow investors to better evaluate the Company and its future prospects independently, enhancing the likelihood that it will achieve appropriate market recognition regarding its own performance and potential. The Parent's Board of Directors believes that, by distributing the Common Stock to the Parent's shareholders, the potential for increasing the long-term value of each shareholder's investment in the Parent will be enhanced. In addition, the Company may expand its business through acquisitions of existing businesses (although at the present time none are specifically contemplated) and the Boards of Directors of the Parent and the Company believe that having a public market for the Common Stock will allow the Company to more readily make such acquisitions in the future by structuring them as stock transactions.


Manner of Effecting the Distribution


The Parent will effect the Distribution by delivering shares of the Company's Common Stock to Securities Transfer Corporation as the distribution agent (the "Distribution Agent") for distribution to holders of record of the Parent's common stock on the Record Date. The Distribution will be made on the basis of one share of the Common Stock for every four shares of the Parent's common stock owned on the Record Date, based on the fact that there are currently 2,275,635 shares of the Parent's common stock issued and outstanding. This ratio was selected in order to achieve the Parent's goal of distributing approximately 5% of the Parent's ownership position in the Company to the Parent's shareholders as a dividend. All such shares of the Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Common Stock".

The Distribution Agent will begin to mail the certificates representing shares of Common Stock, registered in the name of the each shareholder(s) of record on the Record Date, which are being distributed as a dividend to the Parent's shareholders about ten days after the effective date of this Registration Statement.

No certificates or scrip representing fractional shares of Common Stock will be issued as part of the Distribution. All fractional shares will be rounded up to the nearest whole share and each stockholder who would otherwise be entitled to a fraction of a share will be issued one full share in lieu thereof.

No  holder  of the  Parent's  common  stock  will  be  required  to  submit  any documentation to the Distribution Agent or to pay any cash or other consideration for the shares of Common Stock received in the Distribution or to surrender or exchange any shares of the Parent's common stock in order to receive the Common Stock which is being distributed as a dividend. The Distribution will not affect the number of, or rights attaching to, outstanding shares of the Parent's common stock.


Listing and Trading of the Common Stock

The Company expects that the Common Stock will be traded on the OTC Bulletin Board. shortly after this Registration Statement is declared effective. The Company will take steps to accomplish this as soon as this Registration Statement becomes effective. Shares of Common Stock distributed to the Parent's shareholders will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company include individuals or entities that control, are controlled by or are under common control with the Company, and may include directors and principal executive officers of the Company, as well as any stockholder owning 5% or more of the total stock issued and outstanding. Persons who are affiliates of the Company will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act which is applicable to them. In addition to the three individuals listed as directors and executive management of the Company (see "Management"), Halter Capital Corporation and Digital Communications Technology Corporation are affiliates of the Company . Halter Capital Corporation currently owns approximately 14 % of the stock of Millennia, Inc. and Digital Communications Technology Corporation currently owns approximately 33% of the stock of Millennia, Inc. After the Distribution the Company is expected to have approximately 1500 shareholders.

Federal Income Tax Consequences of the Distribution

Millennia, Inc. has received the opinion of Richard Braucher, Esq., counsel to the Company and the Parent, regarding the federal income tax consequences of the Distribution under the Internal Revenue Code, as amended (the "Code"). The opinion generally provides as follows:

    (i) Each shareholder of the Parent will be considered to have received a taxable distribution in an amount equal to the fair market value on the Record Date of the Common Stock received. Such a taxable distribution would be taxed as a dividend received with respect to the shares of common stock of the Parent then owned by the shareholder.

    (ii) A shareholder's basis in the Common Stock received in the Distribution will be equal to the fair market value of the Common Stock on the Record Date and the shareholder's holding period will begin on the Record Date. The stockholder's basis of the common stock of the Parent will not be affected by the Distribution.

    (iii) Millennia, Inc will recognize gain, but not loss, in an amount equal to the difference between the fair market value of the Common Stock distributed and its basis in that stock.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY MAY NOT BE APPLICABLE TO STOCKHOLDERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES OF AMERICA OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.


Similar Distribution of Affiliate's Stock to the Same Shareholders

The Company's Parent, Millennia, Inc., has proposed a similar distribution of another subsidiary's stock as a dividend to its shareholders. OmniDoors, Inc. (an affiliate of the Company because both are owned by the same corporation), a Florida corporation all of whose issued and outstanding shares of stock are owned by Millennia, Inc., has filed a registration statement with the Commission describing the Parent's proposed dividend to its shareholders of one share of the common stock of OmniDoors, Inc. for each four shares of Millennia, Inc. owned by the Parent's shareholders on the Record Date. It is anticipated that both distributions will be accomplished simultaneously but neither is conditioned on the other and they could occur independently of one another.


                           DESCRIPTION OF COMMON STOCK

     The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of the Common Stock, with no par value. Holders of Common Stock are entitled to one vote for each share owned on each matter submitted to a vote of the shareholders. After the completion of this Distribution, there will be issued and outstanding 11,400,000 shares of Common Stock. The Company's Board of Directors has the legal authority to issue the remaining unissued authorized shares, without shareholder approval, for any purpose deemed to be in the best interest of the Company. Shares could be issued to deter or delay a takeover or other change of control of the Company.

     All outstanding shares of Common Stock of record are fully paid, validly issued and nonassessable and the holders of Common Stock have no preemptive rights to subscribe for or to purchase any additional securities issued by the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the distribution of assets after payment of debts and expenses. There are no conversion, sinking fund or redemption provisions, or any restrictions on alienability with respect to the Common Stock.

     The holders of the Common Stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefor. See "Dividend Policy,"

Dividend Policy

     The Company has never paid or declared any cash dividend on its Common Stock and does not intend to pay cash dividends on its Common Stock in the foreseeable future. The Company presently expects to retain its earnings, if any, to finance the development and expansion of its business. The payment by the Company of dividends, if any, on its Common Stock in the future is subject to the discretion of the Board of Directors and will depend on the Company's earnings, financial condition, capital requirements and other factors.

Use of Proceeds

     The  Company  will  not  receive  any   proceeds   from  the  issuance  and
distribution of the shares of Common Stock covered by this Prospectus.



MANAGEMENT'S  DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


The following discussion and analysis should be read in conjunction with the Company's financial statements and the notes associated with them as contained elsewhere in this document. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company.

Caution Regarding Forward-Looking Information

This Registration Statement contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or its management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate," "believe," "estimate," "expect" and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

Plan of Operation


Millennia Entertainment, Inc. was incorporated on February 20, 1997 under the laws of the State of Texas as a wholly-owned subsidiary of Millennia, Inc., a publicly owned corporation whose stock trades on the American Stock Exchange. The Company began operations concurrently with its formation and, accordingly, has had limited business operations due to the start-up nature of its business. The Company is primarily a distributor of general entertainment videotapes on a contract basis to resellers. The Company arranges for the appropriate duplication and distribution rights to various titles specified by its customers and contracts for third parties to duplicate the requested title(s). As of June 30,1997 and subsequent thereto, this work is usually placed with Digital Communications Technology Corporation ("DCT") which is an affiliate of the Company because it owns approximately 33% of the Parent's stock. See "Business."

The Company is experiencing increasing sales levels as a result of the Company's reputation in the business and its affiliation with DCT which has a reputation as a quality duplicator of videotapes for general public consumption. Due to the maturity of the videotape business, the Company continues and will continue to focus its sales and marketing efforts in the area of producing videotapes to order for specific customers of specific subjects. Through this strategy, the Company anticipates that its exposure to downtrends, if any, in the videotape market will be minimized.

Due to the fact that the Company still has less than one year of operating history, the Company continues to experience losses on gross margins due the competitive nature of the Company's marketing strategy. Management anticipates that the investment in these start-up losses will be beneficial in the marketplace in the future as the Company's reputation for timely performance and quality reproduction becomes rooted in the custom videotape market.

The Company is being funded by cash advances from its parent company, Millennia, Inc. and through open accounts payable financing by DCT, an affiliate of the Company. It is anticipated by management that the Company will be able to achieve profitable operations and positive cash flows during the last half of the Company's Fiscal Year ending June 30, 1998.

Due to the nature of the Company's business, the Company does not anticipate any significant change in the number of employees required to sustain its operations and conducts no research and development activities. Further, the Company has no plant and/or equipment requirements other than the acquisition of video tape masters which are acquired on a specific project basis.

Results of Operations

Three months ended September 30, 1997

During the first quarter of Fiscal 1998 which ended September 30, 1997, the Company experienced net sales of approximately $46,700 as compared to $3,300 for the first four months of operations. This sales growth represents management's belief that a quality market for custom videotape duplication and distribution exists, principally in the United States and, potentially, internationally.

As the Company continues to mature and essentially remains in a start-up mode, the Company experienced costs of sales of approximately $55,100 generating a negative gross margin of approximately $(8,400). Further, management's monitoring of indirect overhead costs has reduced selling, general and administrative costs to approximately $3,400, including depreciation, for the three months ended September 30, 1997. This total is approximately one-half of the initial selling expenses incurred during the first four months of operations.


As the Company generates sales and incurs costs on a contracted "by project" basis, the Company's operations will, in essence, continue to be driven by customer demand for the Company's services. As such, management continually monitors production costs and administrative overhead costs in the preparation of price quotations for prospective customers.

Capital Resources

During the quarter ended September 30, 1997, the Company expended no resources for capital assets, including video tape masters. All sales generated during the first quarter of Fiscal 1998 utilized video tape masters acquired in previous periods. The Company does not currently have any further material commitments for capital expenditures and does not anticipate any in the foreseeable future.

Liquidity

For the period ended September 30, 1997, the Company used cash in operating activities of approximately $2,200. This operating deficit was met primarily through working capital advances from its Parent. The Company currently meets its operating requirements through daily operations and its parent company has affirmed to fund any cash and/or working capital deficiencies, if any, should they occur. Management also is of the opinion that either future bank financing or equity placements may be available to provide liquidity in future periods. However, there is no assurance that such financing or equity placements will be available at amounts or rates favorable to the Company.


Period from February 20, 1997 (date of inception) through June 30, 1997

During the initial four months of operations, the Company generated limited sales activity with total sales of approximately $3,300. Due to the initial start-up costs of production and sample products, the Company incurred costs of goods sold of approximately $13,900. Additionally, initial marketing costs of approximately $7,600 and administrative costs of approximately $16,500 contributed to the overall net operating loss of approximately $35,000 for the period ended June 30, 1997.

As the Company generates sales and incurs costs on a contracted "by project" basis, the Company's operations will, in essence, continue to be driven by customer demand for the Company's services. As such, management continually monitors production costs and administrative overhead costs in the preparation of price quotations for prospective customers.

Capital Resources

During the organizational phase of the Company, approximately $15,200 was expended on capital assets, principally office furniture and related equipment. The Company does not currently have any further material commitments for capital expenditures and does not anticipate any in the foreseeable future.

Liquidity

For the period ending June 30, 1997, the Company used cash in operating activities of approximately $8.800. This operating deficit was met primarily through working capital advances from its parent company. The Company currently meets its operating requirements through daily operations and its parent company has affirmed to fund any cash and/or working capital deficiencies, if any, should they occur. Management also is of the opinion that either future bank financing or equity placements may be available to provide liquidity in future periods. However, there is no assurance that such financing or equity placements will be available at amounts or rates favorable to the Company.

The Company is a component of the consolidated Federal and/or State Income Tax Return(s) of its parent. As such, the Company has no separate company net operating loss carryforwards available to offset taxable income, if any, in future periods. The potential benefit to be received by the Company as a result of its net operating loss contribution to its parent has been fully reserved at June 30, 1997 as the ultimate realization of this amount, approximately $5,200, is not readily determinable by the Company.


Other Comments

The Company's sales operations are directed from Florida but its potential customer base is both national and international in scope because it accepts orders by telephone, telefax and over the internet. At the present time, with limited operations, virtually all sales activity has been located in the United States. The Company's future sales levels are directly related to its marketing efforts (some of which is done via the internet, some by mailings and some by direct contact by its President), competitive pricing and customer demand. Accordingly, a fluctuation in any one or all of these factors could have a material impact on the Company's financial stability. In providing contracted services, the Company's activities historically have not been, and in the near term are nor expected to be, materially affected by inflation or changing prices in general.

Year 2000 Concerns

The Company's manufacturing process is not reliant upon or contingent upon any software or other equipment which is dependent on "system dating". Further, the Company utilizes readily available personal computer commercial software for its accounting and financial reporting processes. It is anticipated that the cost of conversion to updated versions of the commercial accounting software will be nominal and have no significant impact on the operations of the Company.


                                    BUSINESS

Millennia Entertainment, Inc. was incorporated on February 20, 1997 under the laws of the State of Texas as a wholly-owned subsidiary of Millennia, Inc., a publicly owned corporation whose stock is listed on the American Stock Exchange. The Company began operations concurrently with its formation and, accordingly, has had limited business operations due to the start-up nature of its business. The Company is primarily a distributor of general entertainment videotapes on a contract basis to resellers. The Company arranges for the appropriate duplication and distribution rights to various titles specified by its customers and contracts for third parties to duplicate the requested title(s); this work is usually done by Digital Communications Technology Corporation ("DCT") which is an affiliate of the Company because it owns approximately 33% of the Parent's stock.

The Company is experiencing increasing sales levels as a result of the Company's reputation in the business and its affiliation with DCT which has a reputation as a quality duplicator of videotapes for general public consumption. Due to the maturity of the videotape business, the Company continues and will continue to focus its sales and marketing efforts in the area of producing videotapes to order for specific customers of specific subjects. Through this strategy, the Company anticipates that its exposure to downtrends, if any, in the videotape market will be minimized.

Due to the fact that the Company still has less than one year of operating history, the Company continues to experience losses on gross margins due the competitive nature of the Company's marketing strategy. Management anticipates that the investment in these start-up losses will be beneficial in the marketplace in the future as the Company's reputation for timely performance and quality reproduction becomes rooted in the custom videotape market.


ECONOMIC AND INDUSTRY CONDITIONS; RAPIDLY CHANGING TECHNOLOGY
Demand for the Company's services is affected by economic conditions, including consumer behavior and consumer confidence, and particularly the level of personal discretionary spending. Sales are not limited to any geographic market since orders are received by telephone, telefax and over the internet. Demand for the Company's products is likely to fluctuate as a consequence of changes in the economy (when people feel more affluent they tend to increase discretionary spending for entertainment and related products and services), future trends in the usage of video tapes for business and educational purposes, as well as the development of competing products which may be more technologically advanced or more appealing to users such as DVDs. Technology is rapidly advancing and may adversely affect the Company's business as now conducted for some commentators believe that the videotape industry is a mature market with limited capacity to expand. The Company is aware that research and development are being conducted with regard to competing products which the public may ultimately find more appealing, if more costly, than videotapes. The Company anticipates that its sales and future profitability will depend upon its ability to adjust to such new technology and they are likely to fluctuate from time to time as a result of the factors mentioned.


CUSTOMERS
By contracting purchase orders with the buyers of the duplicated videotapes before they are produced the Company eliminates the need to maintain any inventory of finished product. Typically finished product is shipped within two days of production. By eliminating the need to hold any inventory, the Company keeps its capital requirements to a minimum. Thus far, none of the Company's sales to any single customer has been so large as to be considered significant in relation to the totality of all sales and no dependence has been established on any single customer or group of customers. The Company anticipates that the market for its services is such that, in the future, it will not be dependent on a single customer for any significant part of its total sales.


COMPETITION
There are numerous competitors in the Company's industry, many of whom are larger, have a record of profitable operation, and have greater financial, technical and human resources. Such companies may develop products or services that may be viewed as more effective than the Company's products and services and they may be more successful in marketing their products and services. This industry is competitive with respect to both price and service. While the Company has had some success in obtaining the rights to duplicate programming from many sources, there can be no assurance that it will be able to expand these sources significantly or, if so, how quickly. No assurance can be given that the Company will be able to compete successfully.

RAW MATERIALS
The Company usually purchases its duplication services and video cassettes from an affiliated company, Digital Communications Technology Corporation ("DCT"). DCT is an affiliate of the Company because it owns approximately 33% of the stock of Millennia, Inc., the Company's Parent. All purchases are at arms length and the prices and terms are the same as DCT provides to its best customers. These services and the raw materials used by DCT are readily available on the open market from a large number of suppliers.

EMPLOYEES
The Company currently has one full time employee, its President, Jim Weinberg. Mr. Weinberg is responsible for all sales and marketing activities of the Company.

PROPERTIES
The Company's operations as currently conducted require no warehouse or storage space. The Company's administrative functions are handled in the Dallas office of its parent. Due to the start-up nature of the Company, no rent is allocated for these nominal requirements. The Company's sales and marketing activities are pursued by its President who lives in Florida.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows:



    NAME               AGE                 POSITION
Jim Weinberg            41     President and Chief  Operating Officer

Kevin B. Halter         62     Chairman of the Board and Chief Executive Officer

Kevin B. Halter, Jr.    36     Vice President, Secretary and Director

Jim Weinberg has served as President and Chief Operating Officer of the Company since October l997. He is responsible for all of the Company's marketing and sales efforts. Mr. Weinberg served as Chief Operating Officer of Digital Communications Technology Corporation ("DCT") from May 1997 until September 1997, a position which he also held with DCT from April 1996 to March 1997. A co-founder of DCT in 1987, Mr. Weinberg served as its Executive Vice President until March 1996. From 1978 to 1987, Mr. Weinberg was the owner of Television Services, Inc., a video production company specializing in national television commercials and sporting events.

Kevin B. Halter has served as a director of the Company and Chairman of the Board since its founding and as its President until March 1997. Mr. Halter has served as President, Chairman of the Board, Chief Executive Officer and a director of Millennia, Inc., the Company's parent, since 1994. In addition, Mr. Halter has served as Chairman of the Board and Chief Executive Officer of Halter Capital Corporation, a privately-held investment and consulting company, since 1987. Kevin B. Halter is the father of Kevin B. Halter, Jr.

Kevin B. Halter, Jr. has served as a director of the Company since its founding and as its Vice President and Secretary since February 1997. Mr. Halter has also served as Vice President, Secretary and a director of Millennia, Inc., the Company's parent, since 1994. In addition, Mr. Halter also serves as Vice President and Secretary of Halter Capital Corporation. He is the President of Securities Transfer Corporation, a registered stock transfer company, a position which he has held since 1987. Kevin B. Halter, Jr. is the son of Kevin R. Halter

EXECUTIVE COMPENSATION

The officers and directors of the Company were not compensated in any way for their service to the Company in the period beginning February 20, 1997 (the inception of the Company) through September 30, 1997, although they receive compensation from the Parent. Mr. Weinberg commenced full-time employment on October 1, 1997 with a non-guaranteed annual salary of $75,000. No written employment agreement exists between the Company and Mr. Weinberg.


             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 30, 1997 with regard to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding shares; (ii) by the officers and directors of the Company individually and (iii) by the officers and directors as a group.

    Name and Address of Beneficial Owner          Amount Owned           Percent

    Millennia, Inc.                               11,400,000 (1)          100 %
    16910 Dallas Parkway, Suite 100               10,830,000 (2)           95 %
    Dallas, Texas 75248

    Kevin B. Halter                               none                      0

    Kevin B. Halter, Jr.                          none                      0

    Jim Weinberg                                  none                      0

    All Officers and Directors as a Group         none                      0

(1) pre distribution
(2) post distribution

                              CERTAIN TRANSACTIONS

During 1997, the Parent has advanced funds to the Company for working capital. At September 30, 1997, the Company owed $27,500 to the Parent as noninterest bearing advances which are repayable upon demand. The Company utilizes the video duplication services and certain administrative personnel of Digital Communications Technology Corporation ("DCT"), an affiliate of Millennia, Inc. As of September 30, 1997, the Company owed approximately $3800 to DCT under this arrangement. While the Company has adopted no formal policies regarding entering into transactions with related parties and there are no written contracts between the Company and the Parent or between the Company and DCT, it is anticipated that the Parent will continue to make advances for working capital on the same terms in the future, and that the Company may continue to obtain the same services from DCT for the foreseeable future on the same terms as are currently offered or the Company may obtain these services from unrelated third parties on substantially similar terms.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Richard Braucher, attorney at law.

EXPERTS

The financial statements of the Company for the period ended June 30, 1997 included herein have been audited by S.W. Hatfield +Associates, certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm in giving said report.

                             ADDITIONAL INFORMATION


Upon completion of this offering, the Company will be subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith will file periodic reports and other information with the Securities and Exchange Commission (the "Commission). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York, 10007, and Suite 1400, Northwestern Atrium Center, 500 West Madison St., Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission maintains a Web site that contains reports. proxy and information statements and other information regarding issuers that file with the Commission electronically like the Company which can be accessed over the internet at http://www.sec.gov.

The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the Common Stock covered by this Prospectus. For further information about the Company and the Common Stock, reference is made to the Registration Statement and to the financial statements and exhibits filed as a part thereof, copies of which can be inspected and made at the addresses referenced above. Statements contained in the Prospectus as to the contents of any contract or any other document are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
Liabilities

The Company's bylaws provide that the Company will indemnify its directors and officers to the full extent authorized or permitted under Texas law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. ln the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                          INDEX TO FINANCIAL STATEMENTS



                                                                         Page

Balance Sheets as of September 30, 1997 and June 30, 1997                 F-2

Statement of Operations
   for the three months ended September 30, 1997                          F-3

Statement of Cash Flows
   for the three months ended September 30, 1997                          F-4

Notes to Financial Statements                                             F-5

Report of Independent Certified Public Accountants                        F-8

Balance Sheet as of June 30, 1997                                         F-9

Statement of Operations
   for the period from February 20, 1997 (date of inception)
   through June 30, 1997                                                 F-10

Statement of Changes in Shareholder's Equity
   for the period from February 20, 1997 (date of inception)
   through June 30, 1997                                                 F-11

Statement of Cash Flows
   for the period from February 20, 1997 (date of inception)
   through June 30, 1997                                                 F-12

Notes to Financial Statements                                            F-13

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                                 Balance Sheets
                      September 30, 1997 and June 30, 1997



                                                          (Unaudited)(Audited)
                                                         September 30,June 30,
                                                             1997           1997
                                                         -----------------------
                                     ASSETS
Current assets
   Cash and cash equivalents                             $  6,038      $  3,238
   Accounts receivable - trade                              3,179           103
                                                         --------      --------

       Total current assets                                 9,217         3,341
                                                         --------      --------

Property and equipment
   Video tape masters                                      13,650        13,650
   Office furniture, fixtures and equipment                 1,588         1,588
                                                         --------      --------
                                                           15,238        15,238
   Accumulated depreciation                                (1,240)         (444)
                                                         --------      --------

       Net property and equipment                          13,998        14,794
                                                         --------      --------

Total Assets                                             $ 23,215      $ 18,135
                                                         ========      ========


                      LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
   Accounts payable and accrued liabilities
       Trade                                               $ 37,660    $ 25,800
       Parent company                                        27,500      20,250
       Affiliate                                              3,811       6,050
                                                           --------    --------

       Total current liabilities                             68,971      52,100
                                                           --------    --------

Contingencies and commitments

Shareholder's equity Common stock - no par value
                    25,000,000 shares authorized
           11,400,000 shares issued and outstanding           1,000       1,000

Accumulated deficit                                         (46,756)    (34,965)
                                                           --------    --------

       Total shareholder's equity                           (45,756)    (33,965)
                                                           --------    --------

Total Liabilities and Shareholder's Equity                 $ 23,215    $ 18,135
                                                           ========    ========


The accompanying notes are an integral part of these financial statements. The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                            F-15

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             Statement of Operations
                      Three months ended September 30, 1997

                                   (Unaudited)

Revenues
   Video products and services                                         $ 46,675
                                                                       --------
Cost of goods sold
   Materials, contract services and other                                54,409
   Depreciation                                                             683
                                                                       --------

   Total cost of goods sold                                              55,092
                                                                       --------
                                                                         (8,417)

Operating expenses
   Selling, General and Administrative expenses                           3,260
   Depreciation and amortization                                            114
                                                                       --------
       Total operating expenses                                           3,374

Loss from operations                                                    (11,791)

Income tax provision                                                       --
                                                                       --------
Net loss                                                               $(11,791)
                                                                       ========


The accompanying notes are an integral part of these financial statements. The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                            F-16

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             Statement of Cash Flows
                      Three months ended September 30, 1997

                                   (Unaudited)

Cash flows from operating activities
   Net loss for the period                                             $(11,790)
   Adjustments to reconcile net income to
     net cash used in operating activities
       Depreciation and amortization                                        796
       (Increase) decrease in:
         Accounts receivable                                             (3,511)
       Increase (decrease)  in:
         Accounts payable and accrued liabilities                        12,295

Net cash used in operating activities                                    (2,210)
                                                                       --------

Cash flows from investing activities
   Cash paid to acquire furniture and equipment                            --
                                                                       --------

Net cash used in investing activities                                      --
                                                                       --------

Cash flows from financing activities
   Cash advances from parent company                                      7,250
   Repayment of cash advances from affiliate                             (2,240)

Net cash provided by financing activities                                 5,010
                                                                       --------

Increase in cash                                                          2,800

Cash and cash equivalents at beginning of period                          3,238
                                                                       --------

Cash and cash equivalents at end of period                             $  6,038
                                                                       ========

Supplemental disclosures of
   interest and income taxes paid

     Interest paid during the year                                     $   --
                                                                       ========
     Income taxes paid during the year                                 $   --
                                                                       ========


The accompanying notes are an integral part of these financial statements. The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                            F-17

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                          Notes to Financial Statements
                               September 30, 1997


Note 1 - Organization and Description of Business

Millennia Entertainment, Inc. (the Company) is a Texas corporation headquartered in Dallas, Texas with its sales operations located in Florida. The Company is a wholly-owned subsidiary of Millennia, Inc. The Company is primarily a distributor of general entertainment videotapes on a contract basis. The Company arranges for the appropriate duplication and distribution rights to the requested titles and contracts for third-party duplication of bulk copies of the respective title(s).

During interim periods, the Company follows the accounting policies set forth in this Registration Statement under The Securities Act of 1933 on Form SB-2 filed with the Securities and Exchange Commission. The June 30, 1997 consolidated balance sheet data was derived from audited financial statements of the Company, but does not include all disclosures required by generally accepted accounting principles. Users of financial information provided for interim periods should refer to the annual financial information and footnotes contained elsewhere in this Form SB-2 when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the instructions for Form SB-2, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending June 30, 1998.

The costs of the Company's products are subject, from time-to-time, to inflationary pressures and commodity price fluctuations. In addition, the Company from time-to-time experiences increases in costs of materials and labor, as well as other manufacturing and operating expenses. The Company's ability to pass along such increased costs through increased prices has been difficult due to competitive pressures. The Company attempts to minimize any effects of inflation on its operations by monitoring and controlling these costs.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is dependent upon its parent company for nominal working capital support. The parent company intends to continue providing the necessary working capital support for foreseeable future periods.


Note 2 - Summary of Significant Accounting Policies

1.   Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                    Notes to Financial Statements - Continued
                               September 30, 1997


Note 2 - Summary of Significant Accounting Policies - Continued

2.   Accounts Receivable

     The Company recognizes revenue at the time that product is shipped to the respective buyer. In the normal course of business, the Company extends unsecured credit to virtually all of its customers, which are principally located in the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by entities owing the Company, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

3.   Property and Equipment

     Property and equipment is recorded at its historical cost. Depreciation is provided for in amounts sufficient to relate the asset cost to operations over the estimated useful life (three to five years) using the straight line method for financial reporting purposes.

     Video tape masters are recorded at historical cost. Depreciation is provided for using the straight-line method over a period of five (5) years from the acquisition of the respective master, which approximates the estimated useful life for duplication purposes of the respective video tape master, in accordance with Statement of Financial Accounting Standard No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films."

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

     Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" was issued in March 1996 and adopted by the Company at its inception. SFAS 121 requires that long-lived assets, such as property and equipment, including video tape masters, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This SFAS had no impact on the financial statements of the Company for the period ended September 30, 1997.

4.   Income Taxes

     The Company utilizes the asset and liability method of accounting for income taxes. At September 30, 1997, the deferred tax asset and deferred tax liability accounts, consisting solely of temporary differences, were not material to the financial statements. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation.

     The Company files its income tax returns as a component of its parent company's consolidated tax return. Accordingly, all net operating losses are offset against the tax liabilities, if any, of the Company's parent. No separate company net operating loss carryforwards exist as of September 30, 1997 or June 30, 1997, respectively. The Company allocates and is allocated its proportionate income tax benefit or liability as computed on a separate company basis as of the end of each respective reporting period. As of September 30, 1997 and June 30, 1997, respectively, the calculated tax benefits of approximately $1,770 and $5,200 allocated to the parent company has been fully reserved due to the uncertainty of ultimate realization.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                    Notes to Financial Statements - Continued
                               September 30, 1997


Note 3 - Related Party Transactions

The Company's parent, Millennia, Inc., has cumulatively advanced approximately $27,500 to the Company for working capital as of September 30, 1997. The advances are noninterest bearing and are repayable upon demand.

The Company utilizes the video duplication services and certain administrative personnel of Digital Communications Technology Corporation (DCT), an affiliate of Millennia, Inc. It is the opinion of management that these services have been charged at rates which approximate those which would be obtained from unrelated third-party vendors of similar services.

The Company's operations require no warehouse, storage or significant administrative space requirements. Accordingly, the Company has no agreements, written or unwritten, in place for these items. As of June 30, 1997, the nominal administrative and sales office requirements of the Company have been provided by the parent company at no allocated cost to the Company.


Note 4 - Commitments

Effective October 1, 1997, the Company entered into a non-binding, unwritten commitment with its President for annual compensation at a rate of $75,000 per year.

S. W. HATFIELD + ASSOCIATES
certified public accountants




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholder
Millennia Entertainment, Inc.

We have audited the accompanying balance sheet of Millennia Entertainment, Inc. (a Texas corporation and a wholly-owned subsidiary of Millennia, Inc.) as of June 30, 1997 and the related statement of operations, changes in shareholder's equity and cash flows for the period from February 20, 1997 (date of inception) through June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennia Entertainment, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the period from February 20, 1997 (date of inception) through June 30, 1997 in conformity with generally accepted accounting principles.



                                               /s/ S. W. HATFIELD + ASSOCIATES
                                                  ----------------------------
                                                   S. W. HATFIELD + ASSOCIATES
Dallas, Texas
July 24, 1997 (except for Note A and D
as to which the date is October 1, 1997)






           P. O. Box 820392 o Dallas, Texas 75382-0392 o 214-342-9635
        9236 Church Road, Suite 1040 o Dallas, Texas 75231 o 800-244-0639
                               214-342-9601 (fax)
                                      F-21

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                                  BALANCE SHEET
                                  June 30, 1997



                                     ASSETS
Current assets
   Cash and cash equivalents                                         $  3,238
   Accounts receivable - trade                                            103
                                                                     --------

       Total current assets                                             3,341
                                                                     --------
Property and equipment
   Video tape masters                                                  13,650
   Office furniture, fixtures and equipment                             1,588
                                                                     --------
                                                                       15,238
   Accumulated depreciation                                              (444)
                                                                     --------
       Net property and equipment                                      14,794

TOTAL ASSETS                                                         $ 18,135
                                                                     ========

                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
   Accounts payable and accrued liabilities
       Trade                                                         $ 25,800
       Parent company                                                  20,250
       Affiliate                                                        6,050
                                                                     --------

       Total current liabilities                                       52,100

Contingencies and commitments

Shareholder's equity Common stock - no par value
           25,000,000 shares authorized
           11,400,000 shares issued and outstanding                     1,000

       Accumulated deficit                                            (34,965)
                                                                     --------

       Total shareholder's equity                                     (33,965)
                                                                     --------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                           $ 18,135
                                                                     ========

The accompanying notes are an integral part of these financial statements.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             STATEMENT OF OPERATIONS
     Period from February 20, 1997 (date of inception) through June 30, 1997



Revenues
   Video products and services              $      3,263
                                            ------------

Cost of goods sold
   Materials, contract services and other         13,622
   Depreciation                                      255
                                            ------------
   Total cost of goods sold                       13,877
                                            ------------

                                                 (10,614)
                                            ------------

Operating expenses
   Selling expenses                                7,630
   General and administrative expenses            16,532
   Depreciation and amortization                     189
                                            ------------

       Total operating expenses                   24,351
                                            ------------

Loss from operations                             (34,965)

Income tax provision                                --
                                            ------------
Net loss                                    $    (34,965)
                                            ============


Loss per adjusted weighted-average share
   of common stock outstanding                       nil
                                            ============
Number of adjusted weighted-average
   shares outstanding                         11,400,000
                                            ============


The accompanying notes are an integral part of these financial statements.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             STATEMENT OF CHANGES IN
                  SHAREHOLDERS' EQUITY Period from February 20,
                 1997 (date of inception) through June 30, 1997



                                       Common Stock      Accumulated
                                    Shares                   Amount     deficit
           Totals

Balances at February 20, 1997              --$        --$     --      $     --

Issuance of common stock
     to parent company          11,400,000        1,000         --        1,000

Net loss for the period               --           --        (34,965)   (34,965)
                                ----------   ----------   ---------- ----------

Balances at June 30, 1997       11,400,000   $    1,000   $  (34,965) $ (34,965)
                                ==========   ==========   ==========  =========



The accompanying notes are an integral part of these financial statements.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             STATEMENT OF CASH FLOWS
     Period from February 20, 1997 (date of inception) through June 30, 1997



Cash flows from operating activities
   Net loss for the period                            $(34,965)
   Adjustments to reconcile net income to
       net cash used in operating activities
       Depreciation and amortization                       444
       (Increase) decrease in:
           Accounts receivable                            (103)
       Increase (decrease)  in:
           Accounts payable and accrued liabilities     25,800

Net cash used in operating activities                   (8,824)
                                                      --------

Cash flows from investing activities
   Cash paid to acquire furniture and equipment        (15,238)
                                                      --------

Net cash used in investing activities                  (15,238)
                                                      --------

Cash flows from financing activities
   Cash advances from parent company                    20,250
   Cash advances from affiliate                          6,050
   Cash received for issuance of common stock            1,000
                                                      --------

Net cash provided by financing activities               27,300
                                                      --------

Increase in cash                                         3,238

Cash and cash equivalents at beginning of period          --
                                                      --------

Cash and cash equivalents at end of period            $  3,238
                                                      ========

Supplemental disclosures of
   interest and income taxes paid

       Interest paid during the year                  $   --
                                                      ========
       Income taxes paid during the year              $   --
                                                      ========


The accompanying notes are an integral part of these financial statements.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1997



NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Millennia Entertainment, Inc. (the Company) is a Texas corporation headquartered in Dallas, Texas with operations located in Florida. The Company is a wholly-owned subsidiary of Millennia, Inc. The Company is primarily a distributor of general entertainment videotapes on a contract basis. The Company arranges for the appropriate duplication and distribution rights to the requested titles and contracts for third-party duplication of bulk copies of the respective program(s).

On October 1, 1997, in anticipation of filing a Registration Statement under The Securities Act of 1933, the Company approved a forward split of the issued and outstanding shares of common stock raising the number of issued shares from the initially issued amount of 1,000 shares to 11,400,000 shares. All amounts related to issued and outstanding shares in the accompanying financial statements reflect the effect of this forward stock split as if the split had occurred at the beginning of the first period presented.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is dependent upon its parent company for nominal working capital support. The parent company intends to continue providing the necessary working capital support for foreseeable future periods.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.     Cash and Cash Equivalents

       For purposes of reporting cash flows, the Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

2.     Accounts Receivable and Revenue Recognition

       The Company recognizes revenue at the time that product is shipped to the respective buyer. In the normal course of business, the Company extends unsecured credit to virtually all of its customers, which are principally located in the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by entities owing the Company, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                  June 30, 1997



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

3.     Property and Equipment

       Property and equipment is recorded at its historical cost. Depreciation is provided for in amounts sufficient to relate the asset cost to operations over the estimated useful life (three to five years) using the straight line method for financial reporting purposes.

       Video tape masters are recorded at historical cost. Depreciation is provided for using the straight-line method over a period of five (5) years from the acquisition of the respective master, which approximates the estimated useful life for duplication purposes of the respective video tape master, in accordance with Statement of Financial Accounting Standard No. 53, "Financial Reporting by Producers and Distributors of Motion Picture
       Films."

       Gains  and  losses  from   disposition  of  property  and  equipment  are
       recognized as incurred and are included in operations.

       Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" was issued in March 1996 and adopted by the Company at its inception. SFAS 121 requires that long-lived assets, such as property and equipment, including video tape masters, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This SFAS had no impact on the financial statements of the Company for the period ended June 30, 1997.

4.     Income Taxes

       The Company utilizes the asset and liability method of accounting for income taxes. At June 30, 1997, the deferred tax asset and deferred tax liability accounts, consisting solely of temporary differences, were not material to the financial statements. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation.

       The Company files its income tax returns as a component of its parent company's consolidated tax return. Accordingly, all net operating losses are offset against the tax liabilities, if any, of the Company's parent. No separate company net operating loss carryforwards exist as of June 30, 1997. The Company allocates and is allocated its proportionate income tax benefit or liability as computed on a separate company basis as of the end of each respective reporting period. As of June 30, 1997, the calculated tax benefit of approximately $5,200 allocated to the parent company has been fully reserved due to the uncertainty of ultimate realization.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                  June 30, 1997



NOTE C - RELATED PARTY TRANSACTIONS

The Company's parent, Millennia, Inc., has advanced approximately $20,250 to the Company for working capital as of June 30, 1997. The advances are noninterest bearing and are repayable upon demand.

The Company utilizes the video duplication services and certain administrative personnel of Digital Communications Technology Corporation (DCT), an affiliate of Millennia, Inc. As of June 30, 1997, the Company owed DCT approximately $6,050 for various services related to the Company's operations which are reflected in the accompanying statement of operations. It is the opinion of management that these services have been charged at rates which approximate those which would be obtained from unrelated third-party vendors of similar services.

As of June 30, 1997, approximately $7,786 is reflected in the accompanying statement of operations for allocated costs from DCT to the Company for management and related personnel services.

The Company's operations require no warehouse, storage or significant administrative space requirements. Accordingly, the Company has no agreements, written or unwritten, in place for these items. As of June 30, 1997, the nominal administrative and sales office requirements of the Company have been provided by the parent company at no allocated cost to the Company.


NOTE D - COMMITMENTS

Effective October 1, 1997, the Company entered into a non-binding, unwritten commitment with its President for annual compensation at a rate of $75,000 per year.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering herein contained, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell any security other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof.


TABLE OF CONTENTS


                                                             Page                            MILLENNIA ENTERTAINMENT, INC.
Caution Regarding
Forward-Looking Information                                     3
Prospectus Summary                                              3
The Company                                                     4
Risk Factors                                                    4                                    PROSPECTUS
Plan of Distribution                                            6
Description of  Common Stock                                    7
Dividend Policy                                                 7
Use of Proceeds                                                 8                                  570,000 SHARES
Management's Discussion and
   Analysis or Plan of Operation                                8
Business                                                       10
Properties                                                     11                                 OF COMMON STOCK
Directors and Executive Officers                               11
Security Ownership of Beneficial
     Owners and Management                                     12
Certain Transactions                                           12
Legal Matters                                                  12
Experts                                                        12
Additional Information                                         13
Changes in and Disagreements with
      Accountants on Accounting
      and Financial Disclosure                                 13
Disclosure of Commission
    Position on Indemnification
    for Securities Act Liabilities                             13
Index to Financial Statements                                  F-1



                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

        SEC Filing Fee                           $177.80
        Printing Expense                         $*
        Accounting Fees and Expenses             $*
        Legal Fees and Expenses                  $*
        Blue Sky Fees and Expenses              -0-
        TOTAL                                    $*
                                                  *to be supplied by amendment

Item 16.   Exhibits.

        3.1      Articles of Incorporation  of the Company*

        3.2      Bylaws of the Company*

        4.1       Specimen Certificate of Common Shares,  no par value

        5.1       Opinion of  Richard  Braucher, Esq.

        8.1       Opinion of  Richard  Braucher, Esq., regarding tax matters

       23.1       Consent of  S.W. Hatfield + Associates, C.P.A.

       23.2       Consent of Richard  Braucher, Esq

                              * previously filed


Item 17.   Undertakings.

The undersigned registrant hereby undertakes as follows:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer (herein the "Company") pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel he matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of December, 1997.



MILLENNIA ENTERTAINMENT, INC.

/S/ Kevin B. Halter                               December 24, 1997
  ----------------------------------------
BY  Kevin B. Halter, Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the persons in the capacities indicated below on December 24, 1997.


    /s/  Jim Weinberg  *
Jim Weinberg, President and Chief Operating Officer


   /s/  Kevin B. Halter  *
Kevin B. Halter, Chairman of the Board
(Principal Executive, Financial and Accounting Officer)


  /s/  Kevin B. Halter, Jr.  *
Kevin B. Halter, Jr., Vice President,
Secretary and Director


*  By:_________________________
         Kevin B. Halter
         Attorney-in-Fact

                                   EXHIBIT 4.1

                                   EXHIBIT 4.1


                        SPECIMEN COMMON STOCK CERTIFICATE


                          MILLENNIA ENTERTAINMENT, INC.
                             CUSIP NO.______________

                               a Texas corporation
                        Common Stock - Without Par Value


CERTIFICATE NO. ____________________                        _____________ SHARES

This  certifies  that  _______________________________________  is the  owner of
___________________ fully paid and non-assessable shares of the Common Stock (without par value) of Millennia Entertainment, Inc., a Texas corporation, transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent.

In Witness Whereof, the corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the corporation.

Dated:___________________

/s/ Kevin B. Halter, Jr.                             /s/ Kevin B. Halter
    ---------------------                                ---------------------
         Secretary                                       Chairman of the Board



                                          Millennia Entertainment, Inc.
                                                  Corporate Seal


Countersigned:
SECURITIES TRANSFER CORPORATION
By_____________________________________
Transfer Agent & Registrar,  Authorized Signature

                                   EXHIBIT 5.1

(on the stationery of Richard Braucher, Esq.)


January    .1998


Millennia Entertainment, Inc.
16910 Dallas Parkway, Suite 100
Dallas, Texas 75248


Re: Form SB-2 Registration Statement

Gentlemen:

At your request, I have examined the Registration Statement, No 33 - 39177 and Amendment No. 1 thereto, which you have filed with the Securities and Exchange Commission, on Form SB-2 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 570,000 shares of your Common Stock {the "Stock") issuable to shareholders of Millennia, Inc. as a stock dividend declared by that corporation (the Distribution).

In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors, of Millennia Entertainment, Inc.(the Company) as specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

         1.  Articles of Incorporation of the Company, as amended to date;

         2.  Bylaws of the Company, as amended to date;

         3. Certified Resolutions adopted by the Board of the Company authorizing the issuance of the Stock; and

         4. The Registration Statement, as amended.

I  have  not  undertaken,   nor  do  I  intend  to  undertake,  any  independent
investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Based on the foregoing, it is my opinion that the Stock to be issued, subject to the effectiveness of the Registration Statement and compliance with applicable "blue sky" laws, when issued, will be duly and validly authorized, fully paid and non-assessable.

I express no opinion as to compliance with securities or "blue sky" laws of any state in which the Stock is proposed to be delivered pursuant to the Distribution or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the Distribution. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party;
(iii) covers only matters of Texas and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

By giving this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of that term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


Yours very truly,


Richard Braucher, Esq.

                                  EXHIBIT 8.1

(on the stationery of Richard Braucher, Esq.)



January    ,1998


Millennia, Inc.
16910 Dallas Parkway, Suite 100
Dallas, Texas 75248


Re: Tax Opinion

Gentlemen:

At your request, I have examined the Registration Statement, No. 333 - 39177 and Amendment No. 1 thereto, which you have filed with the Securities and Exchange Commission, on Form SB- 2, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 570,000 shares of the Common Stock of your subsidiary, Millennia Entertainment, Inc., issuable to your shareholders as a stock dividend (the Distribution).You have requested an opinion with regard to federal income tax consequences of the Distribution under the Internal Revenue Code, as amended.

Based on my revenue of the facts as set forth in the Registration Statement with regard to the Distribution and the relevant portions of the Internal Revenue Code and applicable regulations thereunder, it is my opinion that:

(i) Each shareholder of Millennia, Inc. will be considered to have received a taxable distribution in an amount equal to the fair market value on the Record Date of the Common Stock received. Such a taxable distribution would be taxed as a dividend received with respect to the shares of common stock of Millennia, Inc. then owned by the shareholder.

(ii) A shareholder's basis in the Common Stock received in the Distribution will be equal to the fair market value of the Common Stock on the Record Date and the shareholder's holding period will begin on the Record Date. The stockholder's basis of the common stock of Millennia, Inc. will not be affected by the Distribution.

(iii) Millennia, Inc will recognize gain, but not loss, in an amount equal to the difference between the fair market value of the Common Stock distributed and its basis in that stock.

This summary of the federal income tax consequences is for general information only and may not be applicable to certain of Millennia, Inc.'s shareholders such as those who are not citizens or residents of the United States of America or those who are otherwise subject to special treatment under the Internal Revenue Code.

I express no opinion with regard to the applicability and effect of state, local and foreign tax laws.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Common Stock described in the Registration Statement in connection with the Distribution. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

By giving this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of that term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


Yours very truly,


Richard Braucher, Esq.

                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We consent to the use in Amendment No. 1 to Form SB-2 Registration Statement under The Securities Act of 1933 of Millennia Entertainment, Inc. (a Texas corporation) of our report dated July 24, 1997 (except for Note A as to which the date is October 1, 1997) on the financial statements of Millennia Entertainment, Inc. as of June 30, 1997 and for the period from February 20, 1997 (date of inception) through June 30, 1997, accompanying the financial statements contained in such Amendment No. 1 to Form SB-2 Registration Statement under The Securities Act of 12933, and to the use of our name and statements with respect to us as appearing under the heading "Experts".



                                            /s/ S. W. Hatfield  + Associates
                                                ---------------------------
                                                S. W. HATFIELD + ASSOCIATES


Dallas, Texas
December 23, 1997

                                  EXHIBIT 23.2

                       CONSENT OF ATTORNEY FOR REGISTRANT



The undersigned, as attorney for the registrant, Millennia Entertainment, Inc., hereby consents to the use in Form SB-2 Registration Statement under The Securities Act of 1933, as amended, by Millennia Entertainment, Inc. of the legal opinion and tax opinion rendered by the undersigned and referenced therein and filed as exhibits thereto and the use of his name in said registration statement.




 Dallas, Texas                                    /S/ Richard Braucher
 December  24, 1997                              Richard   Braucher, Esq.